EXHIBIT 11.1

                           RJR NABISCO HOLDINGS CORP.

                       COMPUTATION OF EARNINGS PER SHARE
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                           THREE MONTHS                   THREE MONTHS
                                                              ENDED                          ENDED
                                                          JUNE 30, 1995                  JUNE 30, 1994
                                                   ----------------------------   ----------------------------
                                                    PRIMARY    FULLY DILUTED(A)    PRIMARY    FULLY DILUTED(A)
                                                   ---------   ----------------   ---------   ----------------
Average number of common and common equivalent
 shares outstanding during the period (in
 thousands):
 Common Stock and Series C Depositary Shares
   issued and outstanding at beginning of
   period........................................    325,229         325,229        269,718         269,718
 Average number of shares of common stock issued
   during the period (including shares of common
   stock issued during the period through the
   exercise of options)..........................     --            --               32,344          32,344
 Average number of shares related to value of
   restricted stock earned during the period.....         10              10         --            --
 Average number of stock options outstanding
   during the period and shares issuable under
   performance shares granted....................        993             993          1,829           2,076
 Shares issuable upon conversion of ESOP
   convertible preferred stock...................     --               3,042         --               3,101
                                                   ---------        --------      ---------        --------
 Average number of common and common equivalent
   shares outstanding during the period..........    326,232         329,274        303,891         307,239
                                                   ---------        --------      ---------        --------
                                                   ---------        --------      ---------        --------
Income (loss) applicable to common stock:
 Income before extraordinary item................  $     153      $      153      $     192      $      192
 Preferred stock dividends.......................        (32)            (29)           (32)            (29)
 Income tax benefit on ESOP preferred stock
   dividends.....................................     --            --               --                  (1)
                                                    ---------        --------      ---------        --------
 Income before extraordinary item applicable to
   common stock..................................        121             124            160             162
 Extraordinary item..............................     --            --                 (146)           (146)
                                                   ---------        --------      ---------        --------
 Net income applicable to common stock...........  $     121      $      124      $      14      $       16
                                                   ---------        --------      ---------        --------
                                                   ---------        --------      ---------        --------
Income (loss) per common and common equivalent
 share:
 Income before extraordinary item................  $    0.37      $     0.38      $    0.53      $     0.53
 Extraordinary item..............................     --            --                (0.48)          (0.48)
                                                   ---------        --------      ---------        --------
 Net income......................................  $    0.37      $     0.38      $    0.05      $     0.05
                                                   ---------        --------      ---------        --------
                                                   ---------        --------      ---------        --------

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(A) For purposes of this Exhibit, the calculations of fully diluted earnings per share include common stock equivalents and other potentially dilutive securities that produce an anti-dilutive result.